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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported)
                        February 28, 1998


                         PROFFITT'S, INC.
      (Exact name of registrant as specified in its charter)



                Tennessee           1-13113             62-0331040
(State of incorporation)            (Commission      (I.R.S. Employer
                                  File Number)     Identification No.)

           750 Lakeshore Parkway
            Birmingham, Alabama                          35211
           (Address of principal                       (Zip Code)
           executive offices)


Registrant's telephone number, including area code (205) 940-4000
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Item 5.   Other Events

     Proffitt's, Inc. (the "Company") combined its business with Carson Pirie Scott & Co. ("Carson's") on January 31, 1998, immediately before the Company's fiscal year end. The transaction was accounted for as a pooling of interests. The current year numbers below reflect the business combination.

                                       Four Weeks Ended
                                        February 28, 1998
                                        (in thousands)

     Net sales . . . . . . . . . . . . . . . . . . . . . .$ 227,138
     Net income (loss) . . . . . . . . . . . .   . . . . .$  (2,992)

     For the month, total net sales increased 8% over the prior year Comparable store sales increased 7% over last year.

     The above information is being released in order to comply with provisions of the Company's Agreement and Plan of Merger with Carson's.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         PROFFITT'S, INC.

Date: April 10, 1998



                              By:  /s/  Douglas E. Coltharp
                                   ______________________________
                                   Douglas E. Coltharp
                                   Executive Vice President and
                                   Chief Financial Officer